Exhibit 99.1

KELLY REPORTS
FIRST-QUARTER 2022 EARNINGS

•Q1 revenue up 7.5%; 9.0% in constant currency
•Q1 operating earnings of $23.4 million; up 121% from a year ago
•Q1 loss per share of $1.23 down from a year ago on a non-cash loss on Persol Holdings investment
•Adjusted EPS of $0.46 in Q1; up from $0.12 a year ago
•Created $235M of liquidity by ending the cross-ownership between Kelly and Persol Holdings and reducing our ownership interest in PersolKelly, the companies’ joint venture in the APAC region
•Completed the first quarter acquisition of RocketPower to strengthen our RPO practice and acquired Pediatric Therapeutic Services in May to extend our leading position in K-12 education

TROY, Mich. (May 12, 2022) – Kelly (Nasdaq: KELYA, KELYB), a leading specialty talent solutions provider, today announced results for the first quarter of 2022.

Peter Quigley, president and chief executive officer, announced revenue for the first quarter of 2022 totaled $1.3 billion, a 7.5% increase, or 9.0% in constant currency, compared to the corresponding quarter of 2021. Revenue improved year-over-year in the quarter reflecting increased customer demand compared to the COVID-19-impacted prior year period, as well as the impact of the Q2 2021 acquisition of Softworld.

Earnings from operations in the first quarter of 2022 totaled $23.4 million, compared to $10.6 million reported in the first quarter of 2021. Earnings improved as a result of revenue growth combined with structural improvement in gross profit rate and expense leverage.

The loss per share in the first quarter of 2022 was $1.23 compared to diluted earnings per share of $0.64 in the first quarter of 2021. Included in the loss per share in the first quarter of 2022 is a loss, net of tax, on Kelly’s investment in Persol Holdings common stock of $1.26 per share compared to a gain, net of tax, of $0.52 per share in the first quarter of 2021. In addition, the loss per share in the first quarter of 2022 includes a $0.43 loss per share on non-cash foreign currency matters, net of tax, related to the dissolution of our Japanese subsidiary following the sale of the Persol Holding common shares. On an adjusted basis, earnings per share were $0.46 in the first quarter of 2022 compared to $0.12 in the corresponding quarter of 2021.

“Kelly’s first quarter performance proves that our growth strategy is paying off,” said Quigley. “We achieved significant year-over-year improvement in revenue; our GP rate reached its highest level in 25 years; and we more than doubled earnings from operations. At the same time, we’re acting quickly to redeploy capital and accelerate inorganic growth. Our acquisitions of RocketPower in March and Pediatric Therapeutic Services in May both expand Kelly’s presence in high-growth, high-margin specialties, and offer significant opportunities for top-line synergies moving forward.”

Kelly also reported that on May 10, its board of directors declared an increased dividend of $0.075 per share. The dividend is payable June 9, 2022, to shareholders of record as of the close of business on May 26, 2022 and represents a 50% increase. Commenting on the dividend increase, Quigley said, "We are pleased that our improving operating results and strategic progress have given us the ability to return our dividend back to pre-pandemic levels and enhance shareholder value."

In conjunction with its first-quarter earnings release, Kelly has published a financial presentation on the Investor Relations page of its public website and will host a conference call at 9 a.m. ET on May 12 to review the results and answer questions. The call may be accessed in one of the following ways:

Via the Internet:
Kellyservices.com

Via the Telephone
(877) 692-8955 (toll free) or (234) 720-6979 (caller paid)
Enter access code 5728672
After the prompt, please enter “#”

A recording of the conference call will be available after 2:30 p.m. ET on May 12, 2022, at (866) 207-1041 (toll-free) and (402) 970-0847 (caller-paid). The access code is 6759661#. The recording will also be available at kellyservices.com during this period.

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These factors include, but are not limited to, changing market and economic conditions, the impact of the novel coronavirus (COVID-19) outbreak, competitive market pressures including pricing and technology introductions and disruptions, disruption in the labor market and weakened demand for human capital resulting from technological advances, competition law risks, the impact of changes in laws and regulations (including federal, state and international tax laws), unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, or the risk of additional tax liabilities in excess of our estimates, our ability to achieve our business strategy, our ability to successfully develop new service offerings, material changes in demand from or loss of large corporate customers as well as changes in their buying practices, risks particular to doing business with government or government contractors, the risk of damage to our brand, our exposure to risks associated with services outside traditional staffing, including business process outsourcing, services of licensed professionals and services connecting talent to independent work, our increasing dependency on third parties for the execution of critical functions, our ability to effectively implement and manage our information technology strategy, the risks associated with past and future acquisitions, including risk of related impairment of goodwill and intangible assets, risks associated with conducting business in foreign countries, including foreign currency fluctuations, risks associated with violations of anti-corruption, trade protection and other laws and regulations, availability of qualified full-time employees, availability of temporary workers with appropriate skills required by customers, liabilities for employment-related claims and losses, including class action lawsuits and collective actions, our ability to sustain critical business applications through our key data centers, risks arising from failure to preserve the privacy of information entrusted to us or to meet our obligations under global privacy laws, the risk of cyberattacks or other breaches of network or information technology security, our ability to realize value from our tax credit and net operating loss carryforwards, our ability to maintain specified financial covenants in our bank facilities to continue to access credit markets, and other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. Actual results may differ materially from any forward-looking statements contained herein, and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

About Kelly®

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) connects talented people to companies in need of their skills in areas including Science, Engineering, Education, Office, Contact Center, Light Industrial, and more. We’re always thinking about what’s next in the evolving world of work, and we help people ditch the script on old ways of thinking and embrace the value of all workstyles in the workplace. We directly employ more than 350,000 people around the world, and we connect thousands more with work through our global network of talent suppliers and partners in our outsourcing and consulting practice. Revenue in 2021 was $4.9 billion. Visit kellyservices.com and let us help with what’s next for you.

# # #

MEDIA CONTACT:	ANALYST CONTACT:
Jane Stehney	James Polehna
(248) 765-6864	(248) 244-4586
stehnja@kellyservices.com	james.polehna@kellyservices.com

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 13 WEEKS ENDED APRIL 3, 2022 AND APRIL 4, 2021
(UNAUDITED)
(In millions of dollars except per share data)
					%	CC %
	2022	2021	Change		Change	Change

Revenue from services	$1,296.4	$1,205.9	$90.5		7.5%	9.0%

Cost of services	1,037.8	992.6	45.2		4.6

Gross profit	258.6	213.3	45.3		21.2	22.6

Selling, general and administrative expenses	235.2	202.7	32.5		16.0	17.2

Earnings (loss) from operations	23.4	10.6	12.8		120.5

Gain (loss) on investment in Persol Holdings	(67.2)	30.0	(97.2)		NM

Loss on currency translation from liquidation of subsidiary(1)	(20.4)	—	(20.4)		NM

Other income (expense), net	2.8	(3.4)	6.2		181.7

Earnings (loss) before taxes and equity in net earnings (loss) of affiliate	(61.4)	37.2	(98.6)		NM

Income tax expense (benefit)	(13.0)	10.5	(23.5)		(223.9)

Net earnings (loss) before equity in net earnings (loss) of affiliate	(48.4)	26.7	(75.1)		NM

Equity in net earnings (loss) of affiliate	0.8	(1.1)	1.9		NM

Net earnings (loss)	$(47.6)	$25.6	$(73.2)		NM

Basic earnings (loss) per share	$(1.23)	$0.65	$(1.88)		NM
Diluted earnings (loss) per share	$(1.23)	$0.64	$(1.87)		NM

STATISTICS:

Permanent placement revenue (included in revenue from services)	$26.6	$16.0	$10.6		66.2%	68.9%

Gross profit rate	19.9%	17.7%	2.2	pts.

Conversion rate	9.1%	5.0%	4.1	pts.

Adjusted EBITDA	$31.6	$16.9	$14.7
Adjusted EBITDA margin	2.4%	1.4%	1.0	pts.

Effective income tax rate	21.2%	28.3%	(7.1)	pts.

Average number of shares outstanding (millions):
Basic	38.6	39.3
Diluted	38.6	39.5
(1) Subsequent to the sale of the Persol Holdings investment, the Company commenced the dissolution process of the Kelly Services Japan subsidiary, which was considered substantially liquidated as of the first quarter-end 2022, resulting in the recognition of the $20.4 million loss on currency translation from liquidation of this subsidiary in the first quarter of 2022.

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)

	First Quarter

			%		CC %
	2022	2021	Change		Change
Professional & Industrial
Revenue from services	$444.3	$467.6	(5.0)%		(5.0)%
Gross profit	83.1	75.9	9.4		9.4
Total SG&A expenses	71.4	69.4	2.8		2.8
Earnings (loss) from operations	11.7	6.5	79.6

Gross profit rate	18.7%	16.2%	2.5	pts.

Science, Engineering & Technology
Revenue from services	$317.1	$254.7	24.5%		24.6%
Gross profit	73.8	53.2	38.8		38.9
Total SG&A expenses	53.2	35.7	49.0		49.1
Earnings (loss) from operations	20.6	17.5	18.0

Gross profit rate	23.3%	20.9%	2.4	pts.

Education
Revenue from services	$173.4	$111.6	55.4%		55.4%
Gross profit	26.6	17.2	54.8		54.8
Total SG&A expenses	18.6	14.2	31.2		31.2
Earnings (loss) from operations	8.0	3.0	166.1

Gross profit rate	15.3%	15.4%	(0.1)	pts.

Outsourcing & Consulting
Revenue from services	$109.1	$99.3	9.8%		10.5%
Gross profit	37.3	31.3	19.0		20.3
Total SG&A expenses	34.3	28.4	20.5		21.4
Earnings (loss) from operations	3.0	2.9	4.3

Gross profit rate	34.2%	31.5%	2.7	pts.

International
Revenue from services	$252.8	$272.9	(7.4)%		(1.0)%
Gross profit	37.8	35.7	6.0		12.9
Total SG&A expenses	33.2	33.1	0.4		6.6
Earnings (loss) from operations	4.6	2.6	75.2

Gross profit rate	15.0%	13.1%	1.9	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In millions of dollars)

	April 3, 2022	January 2, 2022	April 4, 2021
Current Assets
Cash and equivalents	$230.3	$112.7	$239.4
Trade accounts receivable, less allowances of
$12.2, $12.6, and $12.6, respectively	1,523.8	1,423.2	1,279.7
Prepaid expenses and other current assets	72.2	52.8	76.5
Total current assets	1,826.3	1,588.7	1,595.6

Noncurrent Assets
Property and equipment, net	32.0	35.3	38.9
Operating lease right-of-use assets	71.8	75.8	79.0
Deferred taxes	303.6	302.8	286.4
Goodwill, net	155.8	114.8	3.5
Investment in Persol Holdings	—	264.3	181.7
Investment in equity affiliate	—	123.4	118.7
Other assets	396.1	389.1	306.3
Total noncurrent assets	959.3	1,305.5	1,014.5

Total Assets	$2,785.6	$2,894.2	$2,610.1

Current Liabilities
Short-term borrowings	$0.2	$—	$1.1
Accounts payable and accrued liabilities	711.6	687.2	554.3
Operating lease liabilities	16.1	17.5	18.8
Accrued payroll and related taxes	338.9	318.4	309.9
Accrued workers' compensation and other claims	20.4	20.8	21.9
Income and other taxes	109.1	51.3	56.9
Total current liabilities	1,196.3	1,095.2	962.9

Noncurrent Liabilities
Operating lease liabilities	58.7	61.4	63.9
Accrued payroll and related taxes	—	57.6	58.5
Accrued workers' compensation and other claims	36.4	37.0	40.7
Accrued retirement benefits	205.1	220.0	204.7
Other long-term liabilities	15.6	86.8	63.7
Total noncurrent liabilities	315.8	462.8	431.5

Stockholders' Equity
Common stock	38.5	40.1	40.1
Treasury stock	(13.0)	(15.1)	(15.7)
Paid-in capital	22.8	23.9	20.6
Earnings invested in the business	1,239.9	1,315.0	1,188.5
Accumulated other comprehensive income (loss)	(14.7)	(27.7)	(17.8)
Total stockholders' equity	1,273.5	1,336.2	1,215.7

Total Liabilities and Stockholders' Equity	$2,785.6	$2,894.2	$2,610.1

STATISTICS:
Working Capital	$630.0	$493.5	$632.7
Current Ratio	1.5	1.5	1.7
Debt-to-capital %	0.0%	0.0%	0.1%
Global Days Sales Outstanding	62	60	60
Year-to-Date Free Cash Flow	$(107.8)	$73.8	$7.8

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE 13 WEEKS ENDED APRIL 3, 2022 AND APRIL 4, 2021
(UNAUDITED)
(In millions of dollars)
	2022	2021
Cash flows from operating activities:
Net earnings (loss)	$(47.6)	$25.6
Adjustments to reconcile net earnings (loss) to net cash from operating activities:
Depreciation and amortization	7.5	5.9
Operating lease asset amortization	5.0	5.2
Provision for credit losses and sales allowances	0.8	(0.1)
Stock-based compensation	2.1	1.4
(Gain) loss on investment in Persol Holdings	67.2	(30.0)
Loss on currency translation from liquidation of subsidiary	20.4	—
Gain on foreign currency remeasurement	(5.5)	—
Equity in net (earnings) loss of PersolKelly Pte. Ltd.	(0.8)	1.1
Other, net	0.8	1.3
Changes in operating assets and liabilities, net of acquisitions	(156.0)	0.1

Net cash (used in) from operating activities	(106.1)	10.5

Cash flows from investing activities:
Capital expenditures	(1.7)	(2.7)
Acquisition of companies, net of cash received	(58.3)	—
Proceeds from company-owned life insurance	—	10.4
Proceeds from sale of Persol Holdings investment	196.9	—
Proceeds from sale of equity method investment	119.5	—
Other investing activities	0.7	0.2

Net cash from investing activities	257.1	7.9

Cash flows from financing activities:
Net change in short-term borrowings	0.2	0.8
Financing lease payments	(0.3)	(0.2)
Dividend payments	(1.9)	—
Payments of tax withholding for stock awards	(0.8)	(0.5)
Buyback of common shares	(27.2)	—
Contingent consideration payments	(0.7)	—

Net cash (used in) from financing activities	(30.7)	0.1

Effect of exchange rates on cash, cash equivalents and restricted cash	(1.7)	(1.4)

Net change in cash, cash equivalents and restricted cash	118.6	17.1
Cash, cash equivalents and restricted cash at beginning of period	119.5	228.1

Cash, cash equivalents and restricted cash at end of period	$238.1	$245.2

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES BY GEOGRAPHY
(UNAUDITED)
(In millions of dollars)

	First Quarter

			%	CC %
	2022	2021	Change	Change

Americas
United States	$956.6	$858.5	11.4%	11.4%
Canada	39.1	34.1	14.8	14.9
Puerto Rico	27.6	24.2	14.0	14.0
Mexico	10.3	34.6	(70.1)	(70.0)
Total Americas Region	1,033.6	951.4	8.7	8.7

Europe
Switzerland	55.0	52.7	4.3	6.3
France	54.6	54.3	0.6	8.0
Portugal	41.9	43.7	(4.2)	2.9
Russia	29.7	32.6	(9.1)	6.3
Italy	19.5	18.1	7.6	15.5
United Kingdom	15.0	17.0	(11.9)	(9.3)
Other	36.3	27.8	30.8	40.3
Total Europe Region	252.0	246.2	2.3	9.5

Total Asia-Pacific Region	10.8	8.3	29.6	35.4

Total Kelly Services, Inc.	$1,296.4	$1,205.9	7.5%	9.0%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars except per share data)

	First Quarter
	2022	2021
Income tax expense (benefit)	$(13.0)	$10.5
Taxes on investment in Persol Holdings(1)	18.4	(9.2)
Taxes on foreign currency matters(2)	(1.5)	—
Adjusted income tax expense (benefit)	$3.9	$1.3

	First Quarter
	2022	2021
Net earnings (loss)	$(47.6)	$25.6
(Gain) loss on investment in Persol Holdings, net of taxes(1)	48.8	(20.8)
Loss on foreign currency matters, net of taxes(2)	16.4	—
Adjusted net earnings	$17.6	$4.8

	First Quarter
	2022	2021
	Per Share
Net earnings (loss)	$(1.23)	$0.64
(Gain) loss on investment in Persol Holdings, net of taxes(1)	1.26	(0.52)
Loss on foreign currency matters, net of taxes(2)	0.43	—
Adjusted net earnings	$0.46	$0.12

Note: Earnings per share amounts for each quarter are required to be computed independently and may not equal the amounts computed for the total year.

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)

	First Quarter
	2022	2021
Net earnings (loss)	$(47.6)	$25.6
Other (income) expense, net(2)	(2.8)	3.4
Income tax expense (benefit)	(13.0)	10.5
Depreciation and amortization	8.2	6.3
EBITDA	(55.2)	45.8
Equity in net (earnings) loss of affiliate	(0.8)	1.1
(Gain) loss on investment in Persol Holdings(1)	67.2	(30.0)
Loss on foreign currency matters(2)	20.4	—
Adjusted EBITDA	$31.6	$16.9
Adjusted EBITDA margin	2.4%	1.4%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the 2022 sale of the Persol Holdings investment, the 2022 and 2021 gains and losses on the fair value changes of the investment in Persol Holdings, and the 2022 losses on foreign currency matters, are useful to understand the Company's fiscal 2022 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

Management uses Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA Margin (percent of total GAAP revenue) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1) In 2022, the loss on the investment in Persol Holdings represents the change in fair value up until the date of the sale of the investment on February 15, 2022 as well as the loss on the sale of the investment during the period presented and the related tax benefit. In 2021, the gain on the investment in Persol Holdings represents the change in fair value of the investment during the period presented and the related tax expense.

(2) In 2022, the loss on foreign currency matters includes a $20.4 million loss on currency translation resulting from the substantially complete liquidation of the Company's Japan entity, partially offset by a $5.5 million foreign exchange gain on the Japan entity's USD-denominated cash balance. The foreign exchange gain is included in other (income) expense, net in the EBITDA calculation.